Exhibit 10.12

Execution copy

SETTLEMENT

BETWEEN:	Taminco bvba, with its corporate office at 9000 Ghent, Pantserschipstraat; Represented by Kurt Decat (director) and Laurent Lenoir (director); Hereinafter referred as the “Company”; On one side,

AND:	Sabine Ketsman, residing at Kampenstraat 52 - 9552 Borsbeke; Hereinafter referred to as “Mrs. Ketsman”; On the other side,

hereinafter referred to collectively as the “Parties”

WHEREAS:

The Parties signed an employment contract for an indefinite period effective September 1, 2000 (hereinafter referred to “the Employment Contract”);

On the initiative of the Company the Parties now wish to terminate the Employment Contract by mutual agreement;

The Parties have agreed and signed this settlement with which they wish to put an end to all the disputes that arose or still might rise between them in the future as a result of the existence and termination of the Employment Contract.

THE PARTIES HEREBY AGREE AND ACCEPT THE FOLLOWING CONDITIONS:

1	Termination

The Parties mutually agree to terminate the Employment Contract effective March 31, 2013 at midnight.

Mrs. Ketsman will no longer be a part of the personnel as of April 1, 2013 without the need for observing a notice period or the need for any substitute severance payment.

2	Vacation bonus upon departure and prorated end-of-year bonus

The Company will pay Mrs. Ketsman a vacation bonus upon departure in accordance with the legal regulations in the matter, as well as the end-of-year bonus pro rata temporis. The Company will also provide her with the social-security documents mandated by law.

Execution copy

3	Contractual compensation

In execution of the Employment Contract the Company undertakes to pay the following compensation:

3.1	the monthly salary until March 31, 2013;

3.2	a bonus according to the bonus plan of the Company based on the consolidated 2013 results of the Company for the period from January 1, 2013 until March 31, 2013.

4	Withholdings

The compensation mentioned in Article 2 and Article 3 above is a gross compensation on which the Company, if required, will withhold the social security contributions and tax deductions.

The compensation mentioned in this Agreement will be paid at latest within one month after the signature date of this Agreement, with the exception of the bonus mentioned in Article 3.2, which will be paid in March 2014.

5	Amounts

Mrs. Ketsman acknowledges and accepts that the amounts paid to her in execution of this Agreement include all sums of any kind to which she might be entitled as a result of the implementation and/or termination of the Employment Contract or the contractual relationship that existed between the Parties.

6	Confidentiality

The Parties undertake to respect the confidential nature of this Agreement and not to disclose therefore either the contents or the existence of this Agreement to third parties unless required to do so by a government agency.

7	Waivers

With the exception of the provisions of this Agreement, the Parties waive irrevocably the right to institute or continue legal proceedings against each other, whatever the reason and whatever the grounds, which have their origin in the execution, the implementation or termination of the Employment Contract or in their earlier contractual relationship.

In particular, Mrs. Ketsman explicitly forgoes all claims of whatever nature or for whatever reason and waives all rights that she might be able to derive from the existence, the implementation or termination of her Employment Contract or some other contract with the Company or any other enterprise or unit that is part of the same group as the Company.

Execution copy

The Parties waive the right to invoke, de jure or in fact, any error or negligence concerning the existence or the extent of their rights.

8	Replacement

This Agreement replaces all earlier agreements, be they oral or written, which might have existed between the Parties.

Drawn up in good faith and in duplicate, each of the Parties acknowledges having received an executed copy, duly initialed and signed by both Parties.

In Ghent, on March 25, 2013

For the company	Mrs. Ketsman

(read and approved)	(read and approved)

/s/ Kurt Decat	/s/ Sabine Ketsman
Kurt Decat, Director	Sabine Ketsman

/s/ Laurent Lenoir
Laurent Lenoir, Director

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